UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL LAND ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Wyoming	46-3752361
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 10th Avenue, Suite 1000, San Diego California 92101

(Address of Principal Executive Offices) (Zip Code)

2019 Equity Incentive Plan

(Full title of the plan)

Wyoming Registered Agent

1621 Central Avenue

Cheyenne, Wyoming 82001

(888) 799-2677

(Telephone number, including area code, of agent for service)

Copy to:

William B. Barnett, Esq.

Barnett & Linn

23548 Calabasas Road, Suite 106

Calabasas, CA 91302

(818) 436-6410

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share ($)		Proposed Maximum Aggregate Offering Price ($)	Amount of Registration Fee ($)
Common Stock, par value $0.001
2019 Equity Incentive Plan (Shares issued)	100,000	(2)	0.10	(3)	10,000	1.22
2019 Equity Incentive Plan (available)	2,900,000	(4)	0.50	(5)	1,450,000	175.74
Total	3,000,000				1,460,000	176.96

(1)	This Registration Statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of additional shares of Common Stock that may become issuable under the International Land Alliance, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) as a result of stock splits, stock dividends and other terms pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”).

(2)	Represents shares of Common Stock, subject to stock grants and options under the 2019 Plan that are outstanding as of the date this Registration Statement is being filed.

(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of outstanding stock option awards granted pursuant to the 2019 Plan.

(4)	Represents shares of Common Stock, available for grant under the 2019 Plan as of the date this registration statement is being filed.

(5)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act.

Explanatory Note

International Land Alliance, Inc. (the “Company”) is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-8 (“Registration Statement”), which was previously filed with the Securities and Exchange Commission on March 1, 2019, to insert the number of shares under “Amount to be Registered” in the Calculation of Registration Fee table on page 2 of the Registration Statement which was inadvertently left out of the Registration Statement.

The contents of the Registration Statement as previously filed which are not modified and revised by this Amendment are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 7 , 2019.

International Land Alliance, Inc.

By	/s/ Roberto Jesus Valdes
Roberto Jesus Valdes, CEO
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Roberto Jesus Valdes	Chief Executive Officer (Principal Executive	March 7 , 2019
Roberto Jesus Valdes	Officer) and Director

/s/Jason Sunstein	Chief Financial Officer (Principal Financial Officer)	March 7 , 2019
Jason Sunstein	and Chief Accounting Officer (Principal Accounting Officer) and Director